                                    LEASE

         THIS LEASE by and between Augusta Industrial Development Corporation, a Wisconsin non-stock, not-for-profit corporation, hereinafter referred to as "Landlord," and Nortech Systems, Inc., a Minnesota Corporation, hereinafter referred to as "Tenant";

         1. PREMISES. The Landlord leases to the Tenant and the Tenant leases from the Landlord, for the term and upon the terms and conditions hereinafter set forth, the premises located at 750 Industrial Park Drive, Augusta, Wisconsin and described as follows:

         A parcel of land located in Eau Claire County, State of Wisconsin, described as follows: Lot 1 of Eau Claire County certified survey map number 1358 filed March 14, 1997, in volume 7 of Certified Survey Maps, pages 137-139 in the office of the Register of Deeds for Eau Claire County Wisconsin.

The premises include the land described above, the building erected thereon, and leasehold improvements constructed by landlord at the cost of $200,000. Any leasehold improvements not included in this description of the leased premises (those which exceed landlord's $200,000.00 expenditure or those constructed later by tenant) shall be governed by Paragraph 18, below.

         2. TERM. The term of this lease shall be for Four Years, beginning on the First day of January, 2000, and ending on the 31st day of December, 2003.

         3. RENTAL. The Tenant shall pay the Landlord a basic rental as follows:
         For each month of the year 2000 - a basic monthly rental of $2,500.00; For each month of the year 2001 - a basic monthly rental of $3,000.00; For each month of the year 2002 - a basic monthly rental of $3,500.00; For each month of the year 2003 - a basic monthly rental of $3,500.00;

each monthly rental payment being payable in advance on the first day of each month during the term of this Lease. All rent shall be due and payable to the Landlord at such address as the Landlord may from time to time direct in writing.

         4. NET RENT. It is the intention of the parties that the Landlord shall receive

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the rents, additional rents and all sums payable by the Tenant under this Lease, free of all taxes, expenses, charges, damages and deductions of any nature whatsoever, and the Tenant covenants and agrees to pay all sums which, except for this Lease, would have been chargeable against the leased property and payable by the Landlord. The Tenant shall, however, be under no obligation to pay interest on any mortgage on the fee of the leased property, any franchise or income tax payable by the Landlord, or any gift, inheritance, transfer, estate or succession tax by reason of any present or future law which may be enacted during the term of this Lease. The Tenant shall furnish, to the Landlord, official receipts or other satisfactory proof of payment within a reasonable time after demand by the Landlord.

         5. ADDITIONAL RENT. All sums (other than the basic rent) which may be due and payable, or are to be deposited with the Landlord under this Lease, shall be payable on demand and shall be deemed to be additional rent hereunder and, in the event of nonpayment by the Tenant, the Landlord shall have all the rights and remedies with respect thereto as the Landlord has for the nonpayment of the basic rent.

         6. HOLD OVER. If the Tenant shall occupy the premises with the consent of the Landlord after the expiration of this Lease, and rent is accepted, such occupancy and payment shall be construed as an extension of this Lease for the term of one month only from the date of expiration. Occupancy and payment thereafter shall extend the term of this lease for one month at a time.

         7. TAXES. It is the hope and expectation of the parties that the leased premises will not be subject to Real estate taxes during the term of the lease. Landlord will request that the assessor designate the property as tax-exempt, but makes no warranty the such request will be honored each year of the Tenant's occupancy. The Tenant shall promptly pay all real estate and personal property taxes, assessments, water and sewer charges, and other government levies against the premises together with all interest or penalties thereon, all of which are herein called impositions. The Tenant may pay impositions in installments if payment may be so made without penalty. All impositions for the tax year in which this Lease shall begin or terminate shall be apportioned between the Tenant and the

Landlord, except that on the final termination of this Lease, any impositions which the Tenant has elected to pay in installments shall be paid in full, by the Tenant, at least sixty days prior to the expiration of the Lease term.

         The Tenant, unless excused by the Landlord, shall deposit monthly with the Landlord, sums sufficient reasonably to anticipate the payment of all impositions. To the extent received by the Landlord, the Landlord agrees to apply such sums to payment of the impositions when due. Such sums received by the Landlord for payment of impositions shall be deposited in an escrow fund or trust account, but shall not bear interest unless otherwise required by law.
All additional sums required for the payment of any imposition shall be deposited on the first day of the final month during which the imposition is due and payable without interest or penalty.

         The cost of any special assessments hereafter assessed against the premises for benefits substantially continuing beyond final termination of this Lease shall be allocated and accounted for between the parties hereto on a reasonable basis, it being the intention of the parties hereto that the Tenant shall not incur more than the proportionate cost of the benefits as may pertain to the term of this Lease.

         Tenant, at its sole cost and expense, may contest (after prior written notice to Landlord) by appropriate proceedings conducted in good faith and with due diligence, the amount or validity of any taxes or assessments with respect to the premises provided that Tenant shall make payment of all contested amounts, under protest if it desires, unless such proceedings shall suspend the collection of taxes or assessments.

         8. MAINTENANCE. The Tenant shall bear the entire expense of all maintenance, repairs, alterations or improvements required on the premises, without exception. All repairs shall be in quality and class at least equal to the condition of the premises upon commencement of this Lease. On default of the Tenant in making such repairs, the Landlord may, but shall not be required to, make such repairs for the Tenant, and the expense thereof shall constitute and be collectible as additional rent.

         9. UTILITIES. The Landlord shall not be required to furnish to the Tenant any utilities or services of any kind, such as, but not limited to, water, heat, gas, hot

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water, electricity, light or power, and the Tenant shall pay the cost of securing Utility service to the building. Such costs known to Landlord at this time are: (a) NSP for installation of three phase service, $8,419.60, and (b) to the City of Augusta for installation of Sewer and Water service, $750.00.

         9 LICENSES. The Tenant, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of its business within the terms of this Lease, or the making of repairs, alterations, improvements, or additions, and the Landlord, where necessary, will join the Tenant in applying for all such permits or licenses.

         10. INDEMNIFICATION BY TENANT. Tenant will protect, indemnify and save harmless the Landlord from and against all liabilities, obligations, claims, demands, damages, causes of action, costs and expenses (including without limitation, attorney's fees, interest and penalties imposed upon or incurred by or asserted against the Landlord or the premises by reason of or arising from or out of the conditions, use, misuse or occupancy of the premises or any building or improvement thereon or any occurrence in, upon or at the premises or any building or improvement thereon, except for acts or occurrences resulting solely from the Landlord's willful act or gross negligence.

         11. INSURANCE.

         (a) The Tenant, at its expense and without cost to the Landlord, will maintain at all times during the term of this Lease:

              (1) Fire and extended insurance coverage with respect to all buildings, structures and improvements including additions or enlargements, upon the premises or other property acquired insuring against loss or damage sufficient to prevent the Landlord or the Tenant from becoming a co-insurer of any partial loss under the applicable policies, which may be written on a replacement cost basis or blanket coverage subject to the ninety percent (90%) average clause.

              (2) Public liability and property damage insurance covering the premises in the following amounts: (a) in the case of a public liability, $500,000 per person and $1,000,000 per accident and, (b) in the case of property damage, a broad form policy with minimum limits of $100,000 for each occurrence. In the alternative, Tenant may purchase $1,000,000 single limit liability coverage. The Landlord shall be named as an additional insured.

              (3) If required by law, any appropriate workmen's compensation or other insurance against liability arising form claims or workmen in respect of and during the period of any work on or about the premises.

         (b)  All insurance maintained by the Tenant shall:

              (1) Except for workmen's compensation insurance, name Landlord, the Tenant, and any mortgage as insureds as their respective interests may appear, and shall include, if reasonably obtainable, an effective waiver by the issuer of such insurance of all rights of subrogation against any named insured or such insured's interest in the premises;

              (2) Provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least ten days after the Landlord's receipt of written notice thereof, and

              (3) Be subject to approval by the Landlord, which approval shall not be unreasonably withheld.

         11. ALTERATIONS. No material alteration, addition or improvement to the premises shall be made by the Tenant without the written consent of the Landlord.

         12. LIENS. The Tenant shall keep the premises free of mechanics', materialman's, construction, judgment, tax and all other liens arising out of any construction or other work done on the premises or arising because of debts incurred by the Tenant.

         13. FIRE OR OTHER CASUALTY. If the premises are damaged by a casualty to such an extent as to render the premises untenantable in whole or in part, it shall be optional with the Landlord to rebuild or repair the same after the happening of any such contingency. The Tenant shall give the Landlord immediate notice of such casualty and the Landlord shall exercise the option to rebuild or repair by notifying the Tenant in writing of the Landlord's intention to rebuild or repair the premises. If the Landlord has not exercised such option within twenty days following receipt of the notice of the casualty from the Tenant, or if the property

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cannot be reasonably rebuilt and repaired to make the premises substantially tenantable within ninety days after the Landlord has exercised such option, the Tenant shall have the right to declare the Lease terminated by written notice served upon the Landlord. If the Landlord elects to rebuild or repair, the Landlord shall complete the work without unnecessary delay.

         If the Landlord exercises the option to rebuild or to repair the premises, during the period when such work is being completed, the rent shall be abated in the same ratio that the portion of the premises rendered for the time being unfit for occupancy shall bear to the whole premises. If the casualty to the leased premises renders the leased premises unusable for the purpose for which it was leased, then the rent shall completely abate during the period when such work is being completed.

         14. EMINENT DOMAIN. If any part of the premises shall be taken for any public or any quasi-public use under any statue or by right of eminent domain, or by private purchase in lieu thereof, such as to render the remainder of the premises unusable for the purposes for which it was leased, then this Lease shall automatically terminate as of the date the title shall be taken. If any part of the premises shall be so taken and this Lease does not terminate as provided above, then the rental shall be equitably apportioned according to the space taken.

         The proceeds from the taking of the premises referred to above shall be applied (1) to any loan secured by a mortgage on the premises; if any funds remain, then, to the extent that there are sufficient funds, (2) Landlord shall receive the cost of cleaning and restoring the site; if any funds remain, then, to the extent that there are sufficient funds (3) the tenant shall receive the amount, if any, attributable to the Tenant's business and equipment located thereon; if any funds remain, then, to the extent that there are sufficient funds, (4) tenant shall be reimbursed dollar for dollar, without interest, all sums paid as consideration for this lease and the option to purchase contained herein; then, any funds remain, they shall be paid to landlord.

         15. SUBLEASE. The Tenant shall not assign, mortgage or encumber this Lease, nor sublet or permit the premises or any part thereof to be used by others, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. The consent by the Landlord to an assignment or subletting shall not be construed to relieve the Tenant from obtaining the consent in writing of the Landlord to any further assignment or subletting. If the Tenant assigns or sublets this Lease, the Tenant shall remain obligated to the Landlord for the full performance of the Tenant's obligations under this Lease.

         16. ASSIGNMENT. The Tenant shall have the right to assign this Lease, in whole or in part, or sublet all or any part of the premises without the Landlord's prior written consent, provided that Tenant is not in default of any provision of this Lease. If the Tenant assigns or sublets this Lease, the Tenant shall remain obligated to the Landlord for the full performance of the Tenant's obligations under this Lease.

         17. RIGHT OF ENTRY. The Landlord and his representatives may enter the premises upon reasonable notice at any reasonable time, for the purpose of inspecting the premises, performing any work which the Landlord elects to undertake which is made necessary by reason of the Tenant's default under the terms of this Lease, or exhibiting the premises for sale, lease or mortgage financing.

         18. SURRENDER IN GOOD ORDER AND REPAIR. The Tenant shall, on the expiration or the sooner termination of the lease term, surrender to the Landlord the premises, including all buildings, replacements, changes, additions and improvements constructed or placed by the Tenant thereon, except all movable improvements and trade fixtures installed by the Tenant, broom clean, free of subtenancies, and in good condition and repair, reasonable wear and tear excepted. Any movable improvements and trade fixtures or personal property belonging to the Tenant or to any subtenants, not removed at such termination, and if the Landlord shall elect, shall be deemed abandoned and become the property of the Landlord without any payment or offset therefor. If the Landlord shall not so elect, the Landlord may remove such movable improvements and fixtures or property from the premises, and store them at the Tenant's risk and expense. The Tenant shall repair and restore, and save the Landlord harmless from, all damage to the premises caused by such removal, whether by the Tenant or by the Landlord.

         19. WAIVER OF BREACH. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of the Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by either party unless such waiver is in writing by such party.

         20. REIMBURSEMENT OF EXPENSES. If the Tenant defaults in the observation or performance of a term or covenant on the Tenant's part to be observed or performed under any of the terms or provisions in any paragraph of this Lease, the Landlord may immediately, or at any time thereafter and without notice, perform the same for the account of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest and costs, shall be deemed to be additional rent hereunder and shall be paid by the Tenant to the Landlord within five days of the rendition of any bill or statement to the Tenant therefor.

         21. SUBROGATION. The Landlord and the Tenant, and all parties claiming under them, hereby mutually release and discharge each other from all claims and liabilities arising from or caused by any hazard covered by insurance on the leased property, or covered by insurance in connection with property on or activity conducted on the premises, regardless of the cause of damage or loss. This release shall be valid and binding only in the event it is recognized and accepted by the insurance company covering such claim or liability.

         22. SIGNS. The Tenant, with the approval of the Landlord, may place signs upon the leased premises. The approval of the Landlord will not be unreasonably withheld.

     23. DEFAULT OF TENANT. The Landlord may give the Tenant ten days' of the Landlord's intention to terminate the Lease in the event of any of the following circumstances:

     (a) If the Tenant is in default in the payment of the basic monthly rental, in the payment of the additional rental or in the performance of any covenant of this Lease, other than those specified in Subparagraphs (b) through (d) below, and such default is not cured within fifteen days after written notice thereof is given to the Tenant by the Landlord; or if such default is of such nature that it cannot be cured completely within fifteen days, if the Tenant has not promptly commenced curing such default within such fifteen-day period and thereafter proceeded with reasonable diligence and in good faith to remedy such default.

     (b) If the Tenant is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, or takes the benefit of any insolvency act, or if a receiver or trustee in bankruptcy is appointed for the Tenant's property and such appointment is not vacated within ninety days.

     (c) If the premises becomes vacant or deserted for a period of thirty days.

     (d) If this Lease is assigned or the premises sublet other than in accordance with the terms hereof.

         If the Landlord shall give the ten days' notice of intention to terminate provided above, unless the condition giving rise thereto is cured within such period (in which case this Lease shall not terminate), then, at the expiration of such period, this Lease shall terminate as completely as if that were the date herein definitely fixed for the expiration of the term of this Lease, and the Tenant shall then quit and surrender the premises to Landlord. The Tenant shall remain liable for all its obligations for the basic monthly rental and the additional rental under this Lease despite such termination of this Lease.

     24. SHORT FORM LEASE. The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of lease, setting forth a description of the premises, the term of this Lease including any renewal option, Option to Purchase and any other portions thereof, excepting the rental provisions, as either party may request. All provision of this Lease shall be incorporated by reference into such short form lease.

         25. CONVEYANCE BY LANDLORD. The term "Landlord" as used in this Lease, so far as the covenants and obligations on the part of Landlord are concerned, shall mean only the owner or owners of the premises, and in the event of any transfer or transfers of title thereto, the Landlord named (and in the case of any subsequent transfer, the then grantor) shall be released from and after the date of such transfer of all personal liability as respects the performance of any covenants or obligations by the Landlord thereafter to be performed; provided that any funds in the hands of the Landlord or the then grantor, at the time of such transfer in which Tenant has an interest, shall be delivered to the grantee. It is the intent of the foregoing that the Landlord's covenants and obligations hereunder shall be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of the premises.

     26. OPTION TO PURCHASE. Not more than 180 days nor fewer than 90 days before the expiration of the lease term or any renewal thereof, tenant may notify landlord that tenant excercises this option to purchase the premises. In such event, and if, but only if, tenant is not in default in respect to the payment of any sums due to Landlord, the day of closing shall be the last day of that lease term. At closing, landlord shall convey merchantable title by warranty deed, free of all leans except easements, restrictions, and covenants of record and lawful building restrictions upon receipt of payment of the amount of $175,000.00. Payment shall be by wire transfer of funds or by certified check. There shall be no proration of obligations, since Tenant is already responsible for those expenses normally prorated.

     27. MISCELLANEOUS.

     (a) The provisions of this Lease may be waived, altered, amended, or repealed, in whole or in part, only on the written consent of all parties to this Lease.

     (b) This Lease shall be binding on, and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors and assigns.

     (c) It is intended that each paragraph of this Lease shall be viewed as separate and divisible, and in the event that any paragraph shall be held to be invalid, the remaining paragraphs shall continue to be in full force and effect.

     (d) All notices, requests, demands and other communications under this Lease shall be in writing and shall be deemed to have been duly given on the date of service, if served personally on the party to whom notice is to be given, or 72 hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to the party at his last known address, or any other address that any party may designate by written notice to the others.

     (e) This Lease shall be construed in accordance with, and governed by, the laws of the State of Wisconsin.

     (f) This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Dated this 31st day of January, 2000.

Nortech Systems, Inc.                             Augusta Industrial Development
                                                  Corporation


/s/ Quentin E. Finkelson                          BY /s/ Kent Dickenson
----------------------------                        ----------------------------
Quentin E. Finkelson                                Kent Dickenson
President                                            President
Nortech Systems, Inc.

                                   AGREEMENT

         This is an agreement between the Augusta Industrial Development Corporation, a Wisconsin non-stock, not-for-profit corporation, hereinafter called IDC, and Nortech Systems, Inc., a Minnesota Corporation hereinafter called Nortech.

         Whereas Nortech owns a building in the City of Augusta (hereinafter "Parcel A") which it is now outgrowing; and

         Whereas IDC owns land on which it has constructed a building (hereinafter "Parcel B") which Nortech desires to purchase; and

         Whereas the parties wish to enter into an agreement which provides for the conveyance of Parcel A from Nortech to IDC, the lease of Parcel B from IDC to Nortech, the payment by Nortech to IDC of an amount which will make up the difference between the value of Nortech's equity in Parcel A and the value of the leasehold interest Nortech will acquire in Parcel B, and to provide for assistance with respect to leasehold improvements,

         NOW THEREFORE it is agreed as followed:

         1. On or before the 14th day of February, 2000, Nortech will convey the following described real estate, "Parcel A," to IDC by Warranty Deed. The property will be free and clear of all liens and encumbrances except the first mortgage to the City of Augusta in the amount of $45,994.61 which IDC will assume and agree to pay. A photocopy of said deed is attached hereto, marked exhibit "A." All other liens shall be paid by Nortech at the time of closing except real estate taxes for the year 2000, which shall be paid when due. Parcel A, the real estate to be conveyed, is described as follows:

               The following described real estate in Eau Claire County, State of Wisconsin:

                    A parcel of land located in the Northeast Quarter of the
               Northwest Quarter of Section 5, Township 25 North, Range 6 West, City of Augusta, Wisconsin, being more particularly described as follows: Commencing at the Northeast Corner of the Northwest Quarter of said Section 5; Thence S 0 DEG 01' 06" E. 33.01 feet:
               Thence S 88 DEG 19' 03" W. 264.00 feet; Thence S 0 DEG 01' 06" E,
               280.12 feet; Thence S 88 DEG 19' 03" W, 50.02 feet to the Point of beginning; Thence N 0 DEG 01' 06" W 250.11 feet; Thence S 88 DEG 19' 03' W, 238.76 feet; Thence S 0 DEG 50' 59" E, 250.03 feet; Thence N 88 DEG 19' 03" E 235.13 feet to the Point of Beginning.

         2. IDC will lease to Nortech the following described property, "Parcel B, the building located thereon, and leasehold improvements therein, by a lease, containing an option to purchase, a copy of which lease is attached hereto marked " Exhibit B." The property is described as:

               Real estate in Eau Claire County, State of Wisconsin described as follows:

               Lot 1 of Eau Claire County certified survey map number 1358 filed March 14, 1997, in volume 7 of Certified Survey Maps, pages 137-139 in the office of the Register of Deeds for Eau Claire County Wisconsin.

        3. The value of Nortech's equity in Parcel A is established by agreement at $57,700.00. That, plus an additional $95,000.00 to be paid in cash by Nortech to IDC upon execution of this agreement, shall constitute the consideration for IDC entering into the lease with option to purchase described in Paragraph 2.

        4. Between January 1, 2000 and the date Nortech actually takes occupancy of the leased premises, which date shall be within 30 Days of completion of the building, Nortech shall pay the IDC a calendar month rental of $800.00 Per month commencing with the month of March, 2000. Said lease shall be for a term of three months, terminating March 31, 2000. Unless either party has notified the other by March 1, 2000, that conversion shall not occur, said lease shall thereafter convert to a month-to-month tenancy. The terms of said lease shall be those contained in Chapter 704, Wisconsin Statutes which are applicable to a commercial building and none of those terms intended to regulate a residential tenancy.

        5. Nortech reaffirms it debt of $7,503.16 due and payable to IDC on August 23, 2000, which represents the remaining balance due on a loan for the purchase of equipment.

        6. If the total value of leasehold improvements constructed at Nortech's request exceeds $200,000.00, Nortech shall pay the excess to IDC upon demand.

        Dated this__________ day of January, 2000

Nortech Systems, Inc.                            Augusta Industrial Development
                                                Corporation


/s/ Quentin E. Finkelson                        By /s/ Kent Dickenson
--------------------------                        -----------------------------
Quentin E. Finkelson                               Kent Dickenson
President                                          President
Nortech Systems, Inc.


                                  Page 2